UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2004

Delphax Technologies Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10691	41-1392000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12500 Whitewater Drive, Minnetonka, MN		55343-9420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	952-939-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

On September 24, 2004, the audit committee of the board of directors of Delphax Technologies Inc. (the "Company") engaged Grant Thornton LLP ("Grant Thornton") as the Company's new independent accountant to audit the Company's financial statements.

During the Company's two most recent fiscal years ended September 30, 2003 and 2002, and through September 24, 2004, the Company has not consulted with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company requested that Grant Thornton review this Form 8-K and provided Grant Thornton the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company. Grant Thornton has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. and Description
------------------------------------------------------------
99.1 Press release announcing appointment of Grant Thornton LLP as independent auditors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc. (Registrant)

September 28, 2004	By:	Jeffrey S. Mathiesen

Name: Jeffrey S. Mathiesen
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press release announcing appointment of Grant Thornton LLP as independent auditors